UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023 (April 10, 2023)

Cardiff Lexington Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Bel Air Drive, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

(844) 628-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 10, 2023, stockholders of Cardiff Lexington Corporation (the “Company”) holding approximately 80% of the voting power of the Company’s outstanding stock consented in writing to approve an amendment and restatement of the Company’s Amended and Restated Articles of Incorporation to remove the terms of each series of preferred stock, which will instead be included in separate certificates of designation, and to remove certain other provisions that are covered under Nevada law or in the Company’s Bylaws and are not necessary to include in the articles of incorporation (the “Charter Amendment”). For additional information regarding the provision that were removed, please see the Company’s preliminary Information Statement on Schedule 14C filed with the Securities and Exchange Commission on April 13, 2023.

Such consent is sufficient under Nevada law and the Company’s Amended and Restated Articles of Incorporation and Bylaws to approve the Charter Amendment. Stockholder approval of the Charter Amendment shall become effective on the 20th day following the filing and mailing to the Company’s stockholders of a definitive Information Statement on Schedule 14C. The Company will promptly thereafter file the Charter Amendment with the Nevada Secretary of State.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023	CARDIFF LEXINGTON CORPORATION

/s/ Alex Cunningham
Name: Alex Cunningham
Title: Chief Executive Officer

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